UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

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 ILLUMINA, INC.

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January 25, 2012

Dear Illumina Employees,

Today Roche announced that we made an offer to acquire Illumina in a transaction that we believe will position both of our companies for greater long-term success. Here www.transactioninfo.com/Roche is the press release we issued this morning, which provides additional details on our offer.

Illumina’s portfolio includes innovative and market leading tools for DNA and RNA analysis that will contribute to more rapid advances in disease research, drug development, and the development of molecular tests in the clinic. We believe that Illumina will benefit from becoming part of our larger, more global organization. The combined company will be able to provide researchers in many different fields a total solution for their needs. Together, Roche and Illumina’s capabilities and global reach will accelerate the transition of Sequencing into clinical and routine diagnostics. DNA sequencing is expected to help to discover complex biomarkers that could become companion diagnostics and be paired with specific treatments in the long-term. For this and many other reasons, it was clear to us that combining our businesses made sense from both a strategic and financial perspective.

This transaction is not driven by cost synergies, but by the strategic value of Illumina’s business and its significant growth potential as part of Roche. We plan to continue the Illumina legacy within our Diagnostics Division maintaining the Illumina brand. We also intend to combine our existing Applied Science business with Illumina and move the business area’s headquarters to San Diego, California.

We are excited at the prospects of combining our two companies to better translate the latest scientific findings into new tailored therapies that benefit patients, physicians and other key partners in healthcare. We hope to work with Illumina management and shareholders to achieve our goals.

For more information on our offer, please visit www.transactioninfo.com/Roche.

Best regards,

/s/ Severin Schwan
Severin Schwan, CEO of Roche Group

/s/ Daniel O’Day
Daniel O’Day, COO, Roche Diagnostics Division

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
THIS LETTER CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS MAY BE IDENTIFIED BY WORDS SUCH AS “BELIEVES”, “EXPECTS”, “ANTICIPATES”,  “PROJECTS”, “INTENDS”, “SHOULD”, “SEEKS”, “ESTIMATES”, “FUTURE” OR SIMILAR EXPRESSIONS OR BY DISCUSSION OF, AMONG OTHER THINGS, STRATEGY, GOALS, PLANS OR INTENTIONS. VARIOUS FACTORS MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY IN THE FUTURE FROM THOSE REFLECTED IN FORWARD-LOOKING STATEMENTS CONTAINED IN THIS DOCUMENT, AMONG OTHERS: (1) ECONOMIC AND CURRENCY CONDITIONS; (2) COMPETITIVE AND TECHNOLOGICAL FACTORS; AND (3) RISKS AND UNCERTAINTIES RELATING TO THE PROPOSED TRANSACTION.

ADDITIONAL INFORMATION AND WHERE TO FIND IT
THIS LETTER IS FOR INFORMATIONAL PURPOSES ONLY AND DOES NOT CONSTITUTE AN OFFER TO PURCHASE OR A SOLICITATION OF AN OFFER TO SELL ILLUMINA COMMON STOCK. THE SOLICITATION AND OFFER TO BUY ILLUMINA COMMON STOCK WILL ONLY BE MADE PURSUANT TO AN OFFER TO PURCHASE AND RELATED MATERIALS. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THESE MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE SINCE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE OFFER. THE OFFER TO PURCHASE AND RELATED MATERIALS WILL BE FILED BY ROCHE WITH THE SECURITIES AND EXCHANGE COMMISSION (SEC), AND INVESTORS AND SECURITY HOLDERS MAY OBTAIN A FREE COPY OF THESE MATERIALS (WHEN AVAILABLE) AND OTHER DOCUMENTS FILED BY ROCHE WITH THE SEC AT THE WEBSITE MAINTAINED BY THE SEC AT WWW.SEC.GOV. THE OFFER TO PURCHASE AND RELATED MATERIALS MAY ALSO BE OBTAINED (WHEN AVAILABLE) FOR FREE BY CONTACTING THE INFORMATION AGENT FOR THE TENDER OFFER, MACKENZIE PARTNERS, AT (212) 929-5500 OR (800) 322-2885 (TOLL-FREE).

ROCHE WILL BE FILING A PROXY STATEMENT ON SCHEDULE 14A AND OTHER RELEVANT DOCUMENTS WITH THE SEC IN CONNECTION WITH ITS SOLICITATION OF PROXIES FOR THE 2012 ANNUAL MEETING OF ILLUMINA (THE “PROXY STATEMENT"). PROMPTLY AFTER FILING A DEFINITIVE PROXY STATEMENT WITH THE SEC, ROCHE WILL MAIL THE PROXY STATEMENT AND A PROXY CARD TO EACH ILLUMINA STOCKHOLDER ENTITLED TO VOTE AT THE 2012 ANNUAL MEETING. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY AND IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. INVESTORS AND SECURITY HOLDERS MAY OBTAIN A FREE COPY OF THESE MATERIALS (WHEN AVAILABLE) AND OTHER DOCUMENTS FILED BY ROCHE WITH THE SEC AT THE WEBSITE MAINTAINED BY THE SEC AT WWW.SEC.GOV. THE PROXY STATEMENT AND RELATED MATERIALS MAY ALSO BE OBTAINED (WHEN AVAILABLE) FOR FREE BY CONTACTING THE INFORMATION AGENT FOR THE TENDER OFFER, MACKENZIE PARTNERS, AT (212) 929-5500 OR (800) 322-2885 (TOLL-FREE).

ROCHE HOLDING LTD, CKH ACQUISITION CORPORATION AND THE INDIVIDUALS NOMINATED BY CKH ACQUISITION CORPORATION FOR ELECTION TO ILLUMINA’S BOARD OF DIRECTORS (THE “ROCHE NOMINEES") MAY BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF PROXIES FROM ILLUMINA STOCKHOLDERS FOR USE AT THE 2012 ANNUAL MEETING OF STOCKHOLDERS, OR AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF. THE DIRECTORS AND EXECUTIVE OFFICERS OF ROCHE HOLDING LTD AND CKH ACQUISITION CORPORATION WHO MAY BE PARTICIPANTS IN THE SOLICITATION OF PROXIES HAVE NOT BEEN DETERMINED AS OF THE DATE OF THIS LETTER. NO ADDITIONAL COMPENSATION WILL BE PAID TO SUCH DIRECTORS AND EXECUTIVE OFFICERS FOR SUCH SERVICES. INVESTORS AND SECURITY HOLDERS CAN OBTAIN ADDITIONAL INFORMATION REGARDING THE DIRECT AND INDIRECT INTERESTS OF THE ROCHE NOMINEES AND OTHER PARTICIPANTS BY READING THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE.